Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-3042 of UnionBanCal Corporation on Form S-8 of our report dated June 26, 2007, appearing in the Annual Report on Form 11-K of Union Bank of California, N.A. 401(k) Plan and Trust for the ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 26, 2007